Exhibit 10.4
AMENDMENT NO. 1
TO THE
COLLABORATION AND LICENSE AGREEMENT
This Amendment No. 1 to the Collaboration and License Agreement (this “Amendment”), dated as of September 18, 2006, is made by and between, on the one hand, Amgen Inc., a Delaware corporation, having its principal place of business at One Amgen Center Drive, Thousand Oaks, California 91320 (“Amgen”), and, on the other hand, Memory Pharmaceuticals Corp., a Delaware corporation, having its principal place of business at 100 Philips Parkway, Montvale, New Jersey 07645 (“Memory”).
WHEREAS, Amgen and Memory entered into that certain Collaboration and License Agreement (the “Agreement”), dated October 14, 2005, pursuant to which Amgen obtained an exclusive license to certain intellectual property rights of Memory; and
WHEREAS, pursuant to the terms of the Agreement, Amgen would pay to Memory a payment upon the occurrence of certain events related to [*] identified in the Agreement; and
WHEREAS, Amgen and Memory wish to amend the Agreement to permit the parties to agree upon [*] to those identified in the Agreement to be considered for the occurrence of the relevant events.
NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree to amend the Agreement as follows:
ARTICLE 1 — AMENDMENTS
1.1 Amendment to Section 1.65. Section 1.65 of the Agreement shall be deleted in its entirety and replaced with the following:
1.65	“Triggering Event” means a [*] determination by [*] resulting from the performance of the research set forth in Schedule 1.65-A attached hereto that [*] of the following [*] and that such [*]:
(i)	[*];

(ii)	[*];

(iii)	[*]; or

(iv)	[*].
[*] CONFIDENTIAL TREATMENT IS REQUESTED

1.2	Amendment to Schedule 1.65-A. Schedule 1.65-A of the Agreement shall be deleted in its entirety and replaced with the following:
Schedule 1.65-A
Triggering Event
[*]
ARTICLE 2 — REFERENCE TO AND EFFECT ON THE AGREEMENT
2.1	Reference to Agreement. Upon and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as modified and amended hereby.

2.2	Effectiveness of Agreement. The amendments set forth above shall not be effective until execution and delivery of this Amendment by both parties. Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the parties.

2.3	No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of either party under the Agreement, nor constitute a waiver of any provision of the Agreement.
ARTICLE 3 — MISCELLANEOUS
3.1	Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of New York without giving effect to principles of conflicts of law. Any litigation initiated under this Amendment shall be conducted in the state or federal courts located in New York. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York for any matter arising out of or relating to this Amendment and the transactions contemplated hereby. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any matter arising out of this Amendment or the transactions contemplated hereby in the courts of the State of New York or of the United States of America located in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.
[*] CONFIDENTIAL TREATMENT IS REQUESTED

3.2	Headings. The headings contained in this Amendment are for convenience of reference only and shall not be considered in construing this Amendment.

3.2	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of such together shall constitute one and the same instrument.
IN WITNESS THEREOF, duly authorized representatives of the parties hereto have executed this Amendment as of the date set forth below.

Memory Pharmaceuticals Corp.		Amgen Inc.

By:	/s/ James R. Sulat Name:James R. Sulat	By:	/s/ Roger M. Perlmutter Name: Roger M. Perlmutter, M.D., Ph.D.
	Title: President and		Title: Executive Vice President,
	Chief Executive Officer		Research & Development
[*] CONFIDENTIAL TREATMENT IS REQUESTED

3